UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge

Irving, Texas 75038

(Address of principal executive offices and zip code)

(972) 444-9001

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2022 Annual Cash Bonus Program Incentive Payout.

On February 24, 2023, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors of Pioneer Natural Resources Company (the “Company”) approved the payout of annual bonuses for the year ended December 31, 2022 for Scott D. Sheffield, the Company’s Chief Executive Officer, and the Company’s other “named executive officers” (the executive officers of the Company for whom disclosure was required in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders, referred to in this report as “NEOs”) pursuant to the Pioneer Natural Resources Company 2022 Annual Cash Bonus Incentive Program. Based on the Committee’s assessment of 2022 performance, the payouts for each NEO are as follows:

NEO	Amount of 2022 Cash Bonus Award
Scott D. Sheffield	$2,713,860
Richard P. Dealy	$1,008,560
Neal H. Shah	$635,830
Mark S. Berg	$596,720
J.D. Hall	$596,720

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Christopher L. Washburn
Christopher L. Washburn
Vice President and Chief Accounting Officer

Date:	March 2, 2023